Exhibit 99.1

WiSA Technologies’ Stockholders Overwhelmingly Approve Purchase of Data Vault Holdings’ Assets

-          Fairness opinion valued Data Vault’s assets between $266M and $501M -

- 40 million shares of WiSA restricted common stock to be issued at closing of the transaction plus a $10 million 3-year Note -

-          Creates licensing and technology company with extensive patent portfolio for sports & entertainment, events & venues, biotech, education, fintech, real estate, healthcare, and energy

Beaverton, OR (December 23, 2024) WiSA Technologies, Inc. (“WiSA Technologies”) (NASDAQ: WISA), has received stockholder approval to purchase the Datavault® intellectual property and information technology assets of privately held Data Vault Holdings Inc.® for 40 million shares of restricted common stock of WiSA Technologies to be issued at closing of the transaction plus a $10 million 3-year Note. 94% of stockholders present or represented by proxy at the meeting voted in favor of the transaction. Closing remains subject to customary conditions and is expected to be completed on or about December 31, 2024.

Upon closing, WiSA Technologies will change its name to Datavault Inc. and will become a data technology and licensing company that enables clients and strategic partners to monetize their Blockchain Data and AI Web 3.0 assets via tokenization, data ownership and digital twins offering two primary solutions:

•	Data Sciences will license High Performance Computing (HPC) software applications and Web 3.0 data management serving the biotech research, energy, education, fintech, real estate, and healthcare industries, among others.
•	Acoustic Sciences will license spatial and multichannel HD sound transmission, including proprietary brands ADIO®, WiSA® and Sumerian®, to customers in sports & entertainment, events & venues, restaurants, automotive, finance, and other industries.

“This resounding vote of approval from our stockholders marks a turning point in the company’s history, as this transaction will transform the company into a dramatically larger entity with a broad reach in multiple, rapidly growing markets,” said Brett Moyer, CEO of WiSA Technologies. “I look forward to working closely with Nate as we move forward integrating these assets and growing the business across multiple vertical markets.”

Nathaniel T. Bradley, CEO and co-founder of Data Vault Holdings, said, “This is an exciting time, as the transaction is expected to enable increased access to capital and additional resources to energize our commercial expansion for Data and Acoustic Sciences. Since embarking on this technology integration with WiSA in early September, we have a made a number of customer and partnering announcements, and we expect to build on this momentum in 2025.”

The Datavault Platform

Datavault’s software and encryption enables a comprehensive solution for managing and monetizing data in the Web 3.0 environment. It allows risk-free licensing of name, image, and likeness (NIL) by securely attaching physical real-world objects to immutable metadata or blockchain objects, fostering responsible AI with integrity. Datavault's solutions ensure privacy and credential protection. They are completely customizable and offer AI and ML automation, third-party integration, detailed analytics and data, marketing automation and advertising monitoring.

The platform creates value through scarcity, utility, and encrypted data protection and generates revenue through licensing partnerships that provide detailed analytics, sophisticated HPC modeling, digital ownership, tokenization, and advertising, among other means.

Summary of the Asset Purchase Agreement

•	Consideration paid to Data Vault Holdings in exchange for Datavault and ADIO intellectual property and information technology assets by WiSA Technologies.

o   40 million shares of restricted common stock of WiSA Technologies to be issued at closing of the transaction

o   $10 million in an unsecured promissory note due 3 years from closing, with 10% of the proceeds of any financings used to pay down or pay off the promissory note in the interim

•	3% royalty on future revenues from Datavault and ADIO product lines

Closing is subject to customary closing conditions.

Upon closing, Mr. Bradley will become CEO and Mr. Moyer, CFO, and the company will change its name to Datavault Inc.

Nathaniel (Nate) Bradley

Nathaniel (Nate) Bradley, CEO and Co-founder of Data Vault Holdings Inc., a highly accomplished inventor with over 70 international and U.S. patents across diverse fields such as Internet broadcasting, mobile advertising, behavioral healthcare, blockchain, cybersecurity, AI, and data science. As CEO and co-founder of Data Vault Holdings Inc., which operates Datavault Inc., Adio LLC, True Luck Inc., and Data Donate Technologies, Mr. Bradley has developed patented technologies that establish Datavault as a leader in Web 3.0 data monetization. He has also lobbied Congress for a Digital Bill of Rights and founded the Intellectual Property Network Inc., offering IP and IT development services globally. Previously, Mr. Bradley was the inventor and founder of AudioEye (NASDAQ: AEYE), where he pioneered cloud-based assistive technologies, earning recognition for his contributions to internet accessibility. His extensive experience includes roles as Chief Technology Officer for Marathon Patent Group (currently named Marathon Digital Holdings, NASDAQ: MARA) and involvement in significant acquisitions within the Internet Radio industry.

Legal Advisors

Sullivan & Worcester LLP served as legal counsel for WiSA Technologies, and Mitchell Silberberg & Knupp LLP served as legal counsel for Data Vault Holdings Inc.

About Data Vault Holdings Inc.

Data Vault Holdings Inc. is a technology holding company that provides a proprietary, cloud-based platform for the delivery of blockchain objects. Data Vault Holdings Inc. provides businesses with the tools to monetize data assets securely over its Information Data Exchange® (IDE). The company is in the process of finalizing the consolidation of its affiliates Data Donate Technologies, Inc., ADIO LLC, and Datavault Inc. as wholly owned subsidiaries under one corporate structure. Learn more about Data Vault Holdings Inc. Datavault Inc. and True Luck, Inc. as wholly owned subsidiaries under one corporate structure. Learn more about Data Vault Holdings Inc. at www.datavaultsite.com.

Cautionary Note Regarding Forward-Looking Statements

This press release of WiSA Technologies, Inc. (NASDAQ: WISA) (the “Company”, “us”, “our” or “WiSA”) contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements, include, among others, the Company’s and Data Vault Holdings, Inc.’s (“Datavault”) expectations with respect to the proposed asset purchase (the “Asset Purchase) between them, including statements regarding the benefits of the Asset Purchase, the anticipated timing of the Asset Purchase, the implied valuation of Datavault, the products offered by Datavault and the markets in which it operates, and the Company’s and Datavault’s projected future results and market opportunities, as well as information with respect to WiSA’s future operating results and business strategy. Readers are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those indicated by these forward-looking statements as a result of a variety of factors, including, but not limited to: (i) risks and uncertainties impacting WiSA’s business including, risks related to its current liquidity position and the need to obtain additional financing to support ongoing operations, WiSA’s ability to continue as a going concern, WiSA’s ability to maintain the listing of its common stock on Nasdaq, WiSA’s ability to predict the timing of design wins entering production and the potential future revenue associated with design wins, WiSA’s ability to predict its rate of growth, WiSA’s ability to predict customer demand for existing and future products and to secure adequate manufacturing capacity, consumer demand conditions affecting WiSA’s customers’ end markets, WiSA’s ability to hire, retain and motivate employees, the effects of competition on WiSA’s business, including price competition, technological, regulatory and legal developments, developments in the economy and financial markets, and potential harm caused by software defects, computer viruses and development delays, (ii) risks related to the Asset Purchase, including WiSA’s ability to close the Asset Purchase in a timely manner or at all, or on the terms anticipated, whether due to WiSA’s ability to satisfy the applicable closing conditions and secure stockholder approval from WiSA stockholders or otherwise, as well as risks related to WiSA’s ability to realize some or all of the anticipated benefits from the Asset Purchase, (iii) any risks that may adversely affect the business, financial condition and results of operations of Datavault, including but not limited to cybersecurity risks, the potential for AI design and usage errors, risks related to regulatory compliance and costs, potential harm caused by data privacy breaches, digital business interruption and geopolitical risks, and (iv) other risks as set forth from time to time in WiSA’s filings with the U.S. Securities and Exchange Commission. The information in this press release is as of the date hereof and neither the Company nor Datavault undertakes any obligation to update such information unless required to do so by law. The reader is cautioned not to place under reliance on forward looking statements. Neither the Company nor Datavault gives any assurance that either the Company or Datavault will achieve its expectations.

Investors Contact for WiSA Technologies and Data Vault Holdings:

David Barnard, Alliance Advisors Investor Relations, 415-433-3777, dbarnard@allianceadvisors.com